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[MARTIN INDUSTRIES LOGO]                                           NEWS RELEASE

                                                           CONTACT: JACK DUNCAN
                                                                PRESIDENT & CEO
                                                                 (256) 740-5100


FOR IMMEDIATE RELEASE

MARTIN INDUSTRIES SECURES BANK FINANCING TO RESUME LIMITED MANUFACTURING OPERATIONS

[X] ENGAGES PHILIP + COMPANY INC. TO OVERSEE LIMITED RESUMPTION OF MANUFACTURING OPERATIONS

[X]      COMPANY EXPECTS TO FUND PAYMENT OF SOME PAST DUE WAGES TO HOURLY
         EMPLOYEES

[X]      BOARD OF DIRECTORS CONSIDERING ALTERNATIVES


         Florence, AL (September 25, 2002) - Martin Industries, Inc. (OTCBB:
MTIN.OB), a manufacturer of premium gas fireplaces and home heating appliances, announced today that it has arranged temporary financing from its primary lender, AmSouth Bank, to restart limited operations. As previously reported, the Company had suspended operations on September 17 due to a lack of working capital. Under the new financing arrangement, the Company will be entitled to borrow up to an additional $750,000 under its line of credit with AmSouth until the earliest of (i) October 14, 2002, or (ii) further default by the Company of its agreements with AmSouth, or (iii) the Company again suspends operations or files for bankruptcy protection.

         The Company expects to immediately resume limited manufacturing operations in order to fill existing customer orders and is considering the feasibility of future orders. The Company has engaged Philip + Company Inc. to oversee the resumption of the manufacturing operations. Philip + Company Inc., specialize in assisting businesses who are in under-funded or distressed situations. Philip + Company Inc. will also be working with the Company's Board of Directors and President and CEO, Jack Duncan, in exploring available alternatives, including a possible sale of the Company or the Company's assets.

         The Company intends to utilize a portion of the $750,000 under the line of credit to pay a portion of past due wages owed to hourly employees. The payment of those wages will be dependent of the Company's compliance with the terms of its agreements with AmSouth.

         In connection with this new agreement with AmSouth, the maturity date for the Company's indebtedness to AmSouth has been moved from November 4 to October 14, 2002. As of September 20, 2002, the amount outstanding under the Company's line of credit with AmSouth was $6.4 million.


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P. O. BOX 128   301 EAST TENNESSEE STREET   FLORENCE AL 35631    (256) 767-0330


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MTIN RECEIVES EXTENSION ON FINANCING
SEPTEMBER 25, 2002
PAGE 2


         As previously reported, the Company had considered the possibility of pursuing a reorganization plan pursuant to a Chapter 11 bankruptcy filing. If current strategy fails to find a reasonable solution to the Company's circumstances, a bankruptcy filing remains an option. Martin Industries designs, manufactures and sells high-end, pre-engineered gas and wood-burning fireplaces, decorative gas logs, fireplace inserts and gas heaters and appliances for commercial and residential new construction and renovation markets in the U.S. Additional information on Martin Industries and its products can be found at its website: http://www.martinindustries.com

With the exception of historical information, the matters and statements made in this release constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Specifically, this release contains forward-looking statements regarding the Company's ability to comply with the terms of its agreements with AmSouth Bank in order to borrow an additional $750,000 and thereby resume limited manufacturing operations and pay certain past due wages to hourly employees. Wherever possible, the Company has identified these forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934) by words such as "anticipates," "may," "believes," "estimates," "projects," "expects," "intends," and words of similar import. Forward-looking statements contained in this release involve certain assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements. In particular, there can be no assurance that the Company's current credit arrangement with AmSouth will be sufficient to fund the resumption of limited manufacturing operations; that the Company will be able to comply with the terms of its agreements with AmSouth and thereby be able to borrow the full amount of the $750,000 to enable it to resume limited manufacturing operations and to pay certain past due wages to hourly employees; that the Company will be able to secure any or adequate additional funding to permit it to resume or continue its operations; or that the Company will be able to continue or will have to file for bankruptcy and/or liquidate, in which event there is no assurance that the Company's shareholders or unsecured creditors will receive any value upon the liquidation of the Company. These assumptions, risks and uncertainties include, but are not limited to, those discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K filed with the Commission on April 1, 2002. The Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


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